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                                                                EXHIBIT 23 (b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01 and 333-84418-02 on Form S-3 of TXU Corp.
and Registration Statements Nos. 333-32833, 333-32837, 333-32843, 333-45657,
333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-93183, 333-62016, 333-62014, 333-86640 and 333-92260 on Form S-8 of TXU
Corp. of our report dated February 14, 2003 (which includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in Note 2 of the Notes to the Financial Statements and the discontinuance of European operations as described in Note 3 of the Notes to the Financial Statements), appearing in TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

Dallas, Texas
March 11, 2003